Exhibit 10.2

April 30, 2024

Amir Aghdaei Via Email

Re:    Amendment to Transition Agreement

Dear Amir:
Reference is hereby made to that certain Transition Agreement entered into by and between you and Envista Holdings Corporation, a Delaware corporation (the “Company”), dated as of February 22, 2024 (the “Transition Agreement”). You and the Company hereby acknowledge and agree that you each desire to amend the Transition Agreement pursuant to the terms and conditions set forth in this amendment letter agreement (this “Amendment”). Upon the execution of this Amendment by you and the Company (such date that this Amendment is fully executed, the “Effective Date”), the Transition Agreement will be amended as set forth below.
Section 4(c) of the Transition Agreement is hereby deleted in its entirety and replaced with the following:
“(c) Consulting Fee. In consideration of your providing the Consulting Services during the Consulting Period, you will be paid the total sum of $1,500,000 during the Consulting Period as a consulting fee (the “Consulting Fee”). Any portion of the Consulting Fee that you earn for the Consulting Services during calendar year 2024 shall be paid to you by the Company in a single lump-sum payment within the first calendar quarter of 2025 (but in no event later than March 15, 2025), and any portion of the Consulting Fee that you earn for the Consulting Services following calendar year 2024 shall be payable in arrears in equal monthly installments of $83,333 in the calendar month following the month in which the Consulting Services areperformed. The Company acknowledges that your employment with the Company terminated on the Transition Date, and not before.”
This Amendment shall be effective as of the Effective Date. Except as expressly amended hereby, the Transition Agreement remains in full force and effect, and the Transition Agreement, together with this Amendment, contain the entire agreement between you and the Company with respect to the subject matter hereof, and supersede any and all prior understandings or agreements, whether written or oral.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile or e-mailed transmission of any signed original document or retransmission of any signed facsimile or e -mailed transmission will be deemed the same as delivery of an original.
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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the below- indicated date(s).

ENVISTA HOLDINGS CORPORATION

By:	/s/ Stephen Keller
Name:	Stephen Keller
Title:	Principal Financial Officer

Date:	April 29, 2024

ACCEPTED AND AGREED:

/s/ Amir Aghdaei
Amir Aghdaei

Date:	April 30, 2024

Signature Page to
Amendment To Transition Agreement